Exhibit 23.2

July 20, 2020

Board of Directors

Odyssey Semiconductor Technologies, Inc.

9 Brown Road

Ithaca, NY 14850

Re:	Odyssey Semiconductor Technologies, Inc.
Post-Effective Amendment No. 1 to Registration Statement on Form S-1
Registration Number 333-234741

Ladies and Gentlemen:

We hereby consent to the use of the opinion of this firm dated January 31, 2020 as Exhibit 5.1 to the Registration Statement of Odyssey Semiconductor Technologies, Inc., and further consent to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement.

Yours truly,

/s/ Robinson & Cole LLP

Robinson & Cole LLP